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                                  WARRANT AGREEMENT


                                    By and Between

                                NATIONS FLOORING, INC.

                                         and

                              CHATFIELD DEAN & CO., Inc.

                           Dated as of __________ __, 199_




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


                                  WARRANT AGREEMENT


    WARRANT AGREEMENT dated as of ____________ __, 199_ by and between NATIONS FLOORING, INC., a Delaware corporation (the "Company"), and CHATFIELD DEAN & CO., Inc. ("Chatfield Dean").

         The Company proposes to issue to CHATFIELD DEAN warrants as hereinafter described (the "Chatfield Dean Warrants") to purchase up to an aggregate of 200,000 shares, subject to adjustment as provided in Section 8 hereof (such shares, as adjusted, being hereinafter referred to as the "Shares") of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), each Chatfield Dean Warrant entitling the holder thereof to purchase one share of Common Stock. All capitalized terms used herein and not otherwise defined herein shall have the same meanings as in that certain Underwriting Agreement, of even date herewith, by and between the Company and Chatfield Dean (the "Underwriting Agreement").

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the parties hereto agree as follows;

         1. ISSUANCE OF WARRANTS; FORM OF WARRANT. The Company will issue, sell and deliver for a purchase price of $100 the Chatfield Dean Warrants to Chatfield Dean or its bona fide officers and/or directors or assigns. The form of the Chatfield Dean Warrant and the form of election to purchase Shares to be attached thereto shall be substantially as set forth on Exhibit A attached hereto. The Chatfield Dean Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future President or any Vice President of the Company, under its corporate seal, affixed or in facsimile, and attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

         2. REGISTRATION. The Chatfield Dean Warrants shall be numbered and shall be registered in a Chatfield Dean Warrant register to be maintained by the Company (the "Chatfield Dean Warrant Register"). The Company shall be entitled to treat the registered holder of any Chatfield Dean Warrant on the Chatfield Dean Warrant Register (the "Holder") as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Chatfield Dean Warrant on the part of any other person, and shall not be liable for any registration of transfer of Chatfield Dean Warrants which are registered or are to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith. The Chatfield Dean Warrants shall be registered initially in the name of "Chatfield Dean & Co., Inc." in such denominations as Chatfield Dean may request in writing to the Company; provided, however, that Chatfield Dean may designate that all or a portion of the Chatfield Dean Warrants be issued in varying amounts directly to its bona fide officers and/or directors, or to other Underwriters (identified on Schedule __ of that certain Underwriting Agreement dated __________ __, 1997 entered into between the Company and Chatfield Dean and _________________ as Representatives of the several Underwriters), and not to Chatfield Dean. Such designation will only be made by Chatfield Dean if it determines that such issuances would not violate the interpretation of the Board of Governors of the National Association of Securities Dealers, Inc. (the "NASD") relating to the review of corporate financing arrangements.

         3. TRANSFER OF WARRANTS. The Chatfield Dean Warrants will not be sold, transferred, assigned or hypothecated, in part or in whole (other than by will or pursuant to the laws of descent and distribution), except to bona fide officers, directors, shareholders, employees or registered representatives of Chatfield Dean after twelve (12) months from the effective date (the "Effective Date") of the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the "Commission") on __________ __, 199_, as amended or supplemented (the "Registration Statement") and upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Chatfield Dean Warrant or Chatfield Dean Warrants to the persons entitled thereto. The Chatfield Dean Warrants may be exchanged at the option of the Holder thereof for another Chatfield Dean Warrant, or other Chatfield Dean Warrants, of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Chatfield Dean Warrants to be transferred on its books to any person, if such transfer would violate the Securities Act of 1933, as amended (the "Act").

         4. TERM OF WARRANTS; EXERCISE OF WARRANTS. (a) Each Chatfield Dean Warrant entitles the registered owner thereof to purchase one Share at a purchase price of $_____ per Share (120% of the "Price to Public" as set forth on the cover page of the Prospectus which forms a part of the Registration Statement)(the "Exercise Price") at any time from the first anniversary of the Effective Date until 5:00 p.m., New York City time, on _________ __, 200_ (the "Warrant Expiration Date"). Prior to the Warrant Expiration Date, the Company will not take any action which would terminate the Chatfield Dean Warrants. The Exercise Price and the Shares issuable upon exercise of Chatfield Dean Warrants are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of Section 8 of this Agreement. Subject to the provisions of this Agreement, each Holder shall have the right, which may be exercised as set forth in such Chatfield Dean Warrants, to purchase from the Company (and the Company shall issue and sell to such Holder) the number of fully paid and nonassessable shares of Common Stock specified in such Chatfield Dean Warrant as follows:

         (i) Upon surrender to the Company, or its duly authorized agent, of such Chatfield Dean Warrants with the form of election to purchase attached thereto duly completed and signed, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank or trust company located in the United States or a member of the NASD and upon payment to the Company of the Exercise Price, as adjusted in accordance with the provisions of Section 8 of this Agreement, for the number of Shares in respect of which such Chatfield Dean Warrants are then exercised. Payment of such Exercise Price may be made in cash or by cashier's check payable to the order of the Company. No adjustment shall be made for any dividends on any Shares issuable upon exercise of a Chatfield Dean Warrant; or

             (ii) Upon surrender to the Company, or its duly authorized agent, of such Chatfield Dean Warrants with the form of cashless exercise attached thereto (a "Cashless Exercise"), duly completed and signed, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank or trust company located in the United States or a member of the NASD. Such surrender shall be deemed a waiver of the obligation of the Holder to pay all or any portion of the Exercise Price. In the event of a Cashless Exercise, the exercise price will be paid by surrendering to the Company that number of Chatfield Dean Warrants which is calculated by multiplying (i) the total number of Chatfield Dean Warrants by (ii) the exercise price of the Chatfield Dean Warrants and (iii) by dividing the product of (i) and (ii) by the then current bid price for the Company's common stock, on the date of exercise of the Chatfield Dean Warrants, of the Company's common stock ("the Cashless Exercise Price"). The Cashless Exercise Price may be tendered pro rata by the holder or holders of less than all the Chatfield Dean Warrants, as the case may be.

         (b)  Upon each surrender of Chatfield Dean Warrants in accordance with
Section 4(a)(i) or 4(a)(ii) hereof, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder of such Chatfield Dean Warrants and in such name or names as such Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Chatfield Dean Warrants, together with cash, as provided in Section 9 of this Agreement, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of the Chatfield Dean Warrants as aforesaid (and payment of the Exercise Price with respect to Section 4(a)(i) hereof); provided, however, that if, at the date of surrender of such Chatfield Dean Warrants, the transfer books for the Common Stock or other class of securities issuable upon the exercise of such Chatfield Dean Warrants shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall next be opened (whether before, on or after the Warrant Expiration Date) and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty (20) days. The rights of purchase represented by the Chatfield Dean Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that any Chatfield Dean Warrant is exercised in respect of less than all of the Shares issuable upon such exercise at any time prior to the Warrant Expiration Date, the Company shall promptly issue or cause to be issued a new Chatfield Dean Warrant or Chatfield Dean Warrants representing the remaining number of Shares specified in the Chatfield Dean Warrant so surrendered.

         5. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes, if any, attributable to the issuance of Shares upon the exercise of Chatfield Dean Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Holder of Chatfield Dean Warrants in respect of which such Shares are issued.

         6. MUTILATED OR MISSING WARRANTS. In case any of the Chatfield Dean Warrants shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Chatfield Dean Warrant, or in lieu of and substitution for the Chatfield Dean Warrant lost, stolen or destroyed, a new Chatfield Dean Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such mutilation, loss, theft or destruction of such

Chatfield Dean Warrant and indemnity, unless mutilated, also reasonably satisfactory to the Company, indemnifying the Company for any claims arising under a Chatfield Dean Warrant that has been lost, stolen or destroyed. An applicant for such substitute Chatfield Dean Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         7. RESERVATION OF SHARES, ETC. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued Common Stock, such number of shares of Common Stock as shall be sufficient to provide for the exercise of the rights of purchase represented by the outstanding Chatfield Dean Warrants.[__________________], transfer agent for the Common Stock (the "Transfer Agent"), and every subsequent transfer agent, if any, for the Company's securities issuable upon the exercise of the Chatfield Dean Warrants will be irrevocably authorized and directed at all times until the Warrant Expiration Date to reserve such number of authorized and unissued shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's securities issuable upon the exercise of the Chatfield Dean Warrants. The Company will supply the Transfer Agent or any subsequent transfer agent with duly executed certificates for such purpose and will itself provide or otherwise make available any cash which may be distributable as provided in Section 9 of this Agreement. All Chatfield Dean Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled, and such canceled Chatfield Dean Warrants shall constitute sufficient evidence of the number of Shares that have been issued upon the exercise of such Chatfield Dean Warrants. No shares of Common Stock shall be subject to reservation in respect of unexercised Chatfield Dean Warrants subsequent to the Warrant Expiration Date.

         8. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and the number and kind of securities issuable upon exercise of each Chatfield Dean Warrant shall be subject to adjustment from time to time upon the happening of certain events, as follows:

              (a) In case the Company shall (i) declare a dividend on its Common Stock in shares of Common Stock or make a distribution in Common Stock,
(ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Shares purchasable upon exercise of each Chatfield Dean Warrant immediately prior thereto shall be adjusted so that the Holder of each Chatfield Dean Warrant shall be entitled to receive the kind and number of Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Chatfield Dean Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event.

              (b) In case the Company shall issue rights, options or warrants to all holders of its Common Stock, without any charge to such holders, entitling them (for a period expiring within 45 days after the record date mentioned below in this paragraph (b)) to subscribe for or to purchase shares of Common Stock at a price per share that is lower at the record date mentioned below than the Current Market Price per share of Common Stock, the number of Shares thereafter purchasable upon exercise of each Chatfield Dean Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of each Chatfield Dean Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Current Market Price per share of Common Stock. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective on the date of issuance.

              (c) In case the Company shall distribute to all holders of its shares of Common Stock shares of stock (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends payable out of consolidated earnings or retained earnings and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Shares thereafter issuable upon the exercise of each Chatfield Dean Warrant shall be determined by multiplying the number of Shares theretofore issuable upon the exercise of each Chatfield Dean Warrant, by a fraction, of which the numerator shall be the Current Market Price per share of Common Stock on the record date mentioned below in this paragraph
(c), and of which the denominator shall be the Current Market Price per share of Common Stock on such record date, less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the shares of stock (other than Common Stock) or assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities, applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution.

              (d) For the purpose of any computation under this Agreement, the "Current Market Price" per share of Common Stock at any date shall be the average of the daily closing prices for fifteen (15) consecutive trading days commencing twenty (20) trading days before the date of such computation. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in either case on the principal national securities exchange on which the shares are listed or admitted to trading, or if they are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the representative closing bid and asked quotations for the Common Stock on the National Association of Securities Dealers Automated Quotations ("NASDAQ") system or any comparable system, or if the Common Stock is not listed on the NASDAQ system or a comparable system, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked prices as furnished by two members of the NASD selected from time to time by the Company for that purpose.

              (e) No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Shares purchasable upon the exercise of each Chatfield Dean Warrant; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, but not later than three years after the happening of the specified event or events.
All calculations shall be made to the nearest one thousandth of a share. Anything in this Section 8 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the number of Shares purchasable upon the exercise of each Chatfield Dean Warrant, in addition to those required by this Section 8, as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights, warrants or options to purchase Common Stock, or distribution of shares of stock other than Common Stock, evidences of indebtedness or assets (other than distributions of cash out of consolidated earnings or retained earnings) or convertible or exchangeable securities hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

              (f) Whenever the number of Shares purchasable upon the exercise of each Chatfield Dean Warrant is adjusted, as herein provided, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of each Chatfield Dean Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

              (g) For the purpose of this Section 8, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value, or from par value to no par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any shares of capital stock of the Company other than Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Chatfield Dean Warrant and the Exercise Price of such Shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in paragraphs (a) through (f), inclusive, and paragraphs (h) through
(m), inclusive, of this Section 8, and the provisions of Sections 4, 5, 7 and 10, with respect to the Shares, shall apply on like terms to any such other shares.

              (h) Upon the expiration of any rights, options, warrants or conversion rights or exchange privileges, if any thereof shall not have been exercised, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of each Chatfield Dean Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it originally been adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion rights or exchange privileges and (ii) such Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or conversion rights or exchange privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion rights or exchange privileges.

              (i) The Company may, at its option, at any time during the term of the Chatfield Dean Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company.

              (j) Whenever the number of Shares issuable upon the exercise of each Chatfield Dean Warrant or the Exercise Price of such Shares is adjusted, as herein provided, the Company shall promptly mail by first class mail postage prepaid, to each Holder notice of such adjustment or adjustments at such Holder's address appearing on the Chatfield Dean Warrant Register. The Chief Financial Officer of the Company shall make any computation required by this
Section 8 and shall execute a certificate (the "CFO Certificate") setting forth the number of Shares issuable upon the exercise of each Chatfield Dean Warrant and the Exercise Price of such Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Each Holder shall have the right to inspect the CFO Certificate during reasonable business hours. In the event that a Holder shall dispute the determination set forth in the CFO Certificate, the Company shall retain, at its expense, a firm of independent public accountants (who may be regular accountants employed by the Company) to make the required computation and to prepare a certificate which shall set forth the information required in the CFO Certificate. Such certificate shall be conclusive on the correctness of such adjustment and each Holder shall have the right to inspect such certificate during reasonable business hours.

              (k) Except as provided in this Section 8, no adjustment in respect of any dividends shall be made during the term of a Chatfield Dean Warrant or upon the exercise of a Chatfield Dean Warrant.

              (l) In case of any consolidation of the Company with or merger of, the Company with or into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation (or an affiliate of such successor or purchasing corporation), as the case may be, agrees that each Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Chatfield Dean Warrant the kind and amount of shares and other securities and property (including cash) which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Chatfield Dean Warrant been exercised immediately prior to such action. The provisions of this paragraph
(l) shall similarly apply to successive consolidations, mergers, sales or conveyances.

              (m) Notwithstanding any adjustment in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Chatfield Dean Warrants pursuant to this Agreement, certificates for Chatfield Dean Warrants issued prior or subsequent to such adjustment may continue to express the same price and number and kind of Shares as are initially issuable pursuant to this Agreement.

         9. FRACTIONAL INTERESTS. The Company shall not be required to issue fractions of Shares upon the exercise of Chatfield Dean Warrants. If more than one Chatfield Dean Warrant shall be presented for exercise in full at the same time by the same Holder, the number of Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Shares issuable on exercise of the Chatfield Dean Warrants so presented. If any fraction of a Share would, except for the provisions of this Section 9, be issuable on the exercise of any Chatfield Dean Warrant (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise.

         10.  REGISTRATION RIGHTS.

              (a) DEMAND REGISTRATION RIGHTS. The Company covenants and agrees with Chatfield Dean and any other or subsequent Holders of the Registrable Securities (as defined in paragraph (e) of this Section 10) that, upon written request by the Holder(s) of at least fifty percent (50%) of the Chatfield Dean Warrants or of the Registrable Securities which were originally issued on the date hereof to Chatfield Dean or its designees within the period commencing twelve months and ending five years after the Effective Date, the Company will file as promptly as practicable and, in any event, within 30 days after receipt of such written request, at its sole expense, no more than once a post-effective amendment (the "Amendment") to the Registration Statement, or a new Registration Statement or a Regulation A Offering Statement (an "Offering Statement") under the Act, registering or qualifying the Registrable Securities for sale. Not less than thirty (30) days prior to filing such Amendment, Registration Statement or Offering Statement with the Commission, the Company shall give notice to the other Holders of the Registrable Securities at the addresses appearing on the Chatfield Dean Warrant Register advising that the Company is proceeding with such Amendment, Registration Statement or Offering Statement and offering to include therein the Registrable Securities of such Holders. The Company shall not be obligated to any such other Holder unless such other Holder shall accept such offer by notice in writing to the Company within fifteen (15) days thereafter. No other securities of the Company shall be entitled to be included in such Amendment, Registration Statement or Offering Statement. The Company will use its best efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to file and cause to become effective such Amendment, Registration Statement or Offering Statement as promptly as practicable and for a period of two years thereafter to reflect in the Amendment, Registration Statement or Offering Statement financial statements which are prepared in accordance with Section 10(a)(3) of the Act and any facts or events arising that, individually, or in the aggregate, represent a fundamental and/or material change in the information set forth in the Amendment, Registration Statement or Offering Statement to enable any Holders of the Chatfield Dean Warrants to exercise such Chatfield Dean Warrants and sell Shares, or to enable any holders of Shares to sell such Shares, during said two-year period. If any registration pursuant to this paragraph (a) is an underwritten offering, the Holders of a majority of the Registrable Securities to be included in such registration shall be entitled to select the underwriter or managing underwriter (in the case of a syndicated offering) of such offering and all costs incurred in connection with the preparation of such registration shall be paid by the Company, provided that fees of Underwriter's counsel and sales commissions for Chatfield Dean and such holders shall be borne by Chatfield Dean. The Company agrees to use its best efforts to cause the above filing to become effective as promptly as practicable and to remain current for six (6) months.

              (b) PIGGYBACK REGISTRATION RIGHTS. The Company covenants and agrees with Chatfield Dean and any other Holders or subsequent Holders of the Registrable Securities that if, at any time within the period commencing twelve months and ending five years after the Effective Date, it proposes to file a Registration Statement or Offering Statement with respect to any class of security (other than in connection with an offering to the Company's employees) under the Act in a primary registration on behalf of the Company and/or in a secondary registration on behalf of holders of such securities and the registration form or Offering Statement to be used may be used for registration of the Registrable Securities, the Company will give prompt written notice (which, in the case of a Registration Statement or notification pursuant to the exercise of demand registration rights other than those provided in Section 10(a) of this Agreement, shall be within fifteen days after the Company's receipt of notice of such exercise and, in any event, shall be at least thirty
(30) days prior to such filing) to, Chatfield Dean and to the Holders of Registrable Securities (regardless of whether some of the Holders shall have theretofore availed themselves of the right provided in Section 10(a) of this Agreement) at the addresses appearing on the records of the Company of its intention to file a Registration Statement or Offering Statement. Chatfield Dean (or its assigns) shall have the right to register all, but not less than twenty percent (20%), of the Registrable Securities by notifying the Company in writing within fifteen (15) days of receipt of the Company's notice, requesting registration of such Registrable Securities and setting forth the intended method of distribution and such other data or information as the Company or its counsel shall reasonably require. Such registration shall be without cost to Chatfield Dean (or its assigns), provided that fees of Underwriter's counsel and sales commissions for Chatfield Dean and such holders shall be borne by Chatfield Dean. In the event that such offering is underwritten by a broker/dealer other than Chatfield Dean, then Chatfield Dean's right to register the Warrants in such Registration Statement shall be subject to the approval of such underwriter, and the Company agrees to use its reasonable efforts to obtain such approval. All registrations requested pursuant to this Section 10(b) are referred to herein as "Piggyback Registrations." This paragraph is not applicable to a Registration Statement filed by the Company with the Commission on Forms S-4 or S-8 or any successor forms.

              (i) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration includes an underwritten primary registration on behalf of the Company and the underwriter(s) for the offering being registered by the Company shall determine in good faith and advise the Company in writing that in its/their opinion the number of Registrable Securities requested to be included in such registration exceeds the number that can be sold in such offering without materially adversely affecting the distribution of such securities by the Company, the Company will include in such registration (A) first, the securities that the Company proposes to sell and (B) second, the Registrable Securities requested to be included in such registration, apportioned pro rata among the Holders of Registrable Securities and (C) third, securities of the holders of other securities requesting registration.

              (ii) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration consists only of an underwritten secondary registration on behalf of holders of securities of the Company (other than pursuant to Section 10(a)), and the underwriter(s) for the offering being registered by the Company advise the Company in writing that in its/their opinion the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the distribution of such securities by the Company, the Company will include in such registration (A) first, the securities requested to be included therein by the holders requesting such registration and the

    Registrable Securities requested to be included in such registration above, pro rata, among all such holders on the basis of the number of shares requested to be included by each such holder and (B) second, other securities requested to be included in such registration.

                   Notwithstanding the foregoing, if any such underwriter(s) shall determine in good faith and advise the Company in writing that the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company, then the Holders of such Registrable Securities shall not participate in the Company's distribution by the underwriter(s) and shall delay their offering and sale for such period ending on the earliest of (1) 90 days following the effective date of the Company's registration statement, (2) the day upon which the underwriting syndicate, if any, for such offering shall have been disbanded or (3) such date as the Company, managing underwriter and Holders of Registrable Securities shall not participate in the Company's distribution by the underwriter(s) and shall otherwise agree. In the event of such delay, the Company shall file such supplements, post-effective amendments and take any such other steps as may be necessary to permit such Holders to make their proposed offering and sale for a period of 120 days immediately following the end of such period of delay. If any party disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company, the underwriter, and Chatfield Dean. Notwithstanding the foregoing, the Company shall not be required to file a registration statement to include Shares pursuant to this Section 10(b) if an opinion of counsel, reasonably satisfactory to counsel for Chatfield Dean, that the Shares proposed to be disposed of may be transferred pursuant to the provisions of Rule 144 under the Act shall have been delivered to the Company and Chatfield Dean.

              (c) OTHER REGISTRATION RIGHTS. In addition to the rights above provided, the Company will cooperate with the then Holders of the Registrable Securities in preparing and signing any Registration Statement or Offering Statement, in addition to the Registration Statements and Offering Statements discussed above, required in order to sell or transfer the Registrable Securities and will supply all information required therefor, but such additional Registration Statement or Offering Statement shall be at the then Holders' cost, and expense and subject to reasonable delay (no longer than 120 days) by the Company if it would adversely impact the Company in its capital raising plans or otherwise; provided, however, that if the Company elects to register or qualify additional shares of Common Stock, the cost and expense of such Registration Statement or Offering Statement will be pro rated between the Company and the Holders of the Registrable Securities according to the aggregate sales price of the securities being issued. Notwithstanding the foregoing, the Company will not be required to file a Registration Statement or Offering Statement hereunder or under Section 10(a) hereof at a time when the audited financial statements required to be included therein are not available, which time shall be limited to the period commencing 45 days after the end of the Company's last fiscal year and ending 90 days after the end of such fiscal year existing at the time of the proposed offering.


              (d) ACTION TO BE TAKEN BY THE COMPANY. In connection with the registration of Registrable Securities in accordance with paragraphs (a), (b) or
(c) of this Section 10, the Company agrees to:

              (i) Bear the expenses of any registration or qualification under paragraphs (a) or (b) of this Section 10, including, but not limited to, legal, accounting and printing fees; provided, however, that in no event shall the Company be obligated to pay (A) any fees and disbursements of special counsel for Holders of Registrable Securities, or (B) any underwriters' discount or commission in respect of such Registrable Securities, or (C) upon the exercise of and demand registration right provided for in paragraph (a) of this Section 10, the cost of any liability or similar insurance required by an underwriter, to the extent that such costs are attributable solely to the offering of such Registrable Securities, payment of which shall, in each case, be the sole responsibility of the Holders of the Registrable Securities;

              (ii) Use its best efforts to register or qualify the Registrable Securities for offer or sale under state securities or Blue Sky laws of jurisdictions in which Chatfield Dean shall reasonably request and to do any and all other acts and things which may be necessary or advisable to enable the holders to consummate the proposed sale, transfer or other disposition of such securities in any jurisdiction; and

              (iii) Enter into a cross-indemnity agreement, in customary form, with each underwriter, if any, and each holder of securities included in such Amendment, Registration Statement or Offering Statement,

              (e) For purposes of this Section 10, (i) the term "Holder" shall include holders of Shares, and (ii) the term "Registrable Securities" shall mean the Shares issuable or issued upon exercise of the Chatfield Dean Warrants.

         11.  NOTICES TO HOLDERS.

              (a) Nothing contained in this Agreement or in any of the Chatfield Dean Warrants shall be construed as conferring upon the Holders thereof the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company; provided, however, that in the event that a meeting of shareholders shall be called to consider and take action on a proposal for the voluntary dissolution of the Company, other than in connection with a consolidation, merger or sale of all, or substantially all, of its property, assets, business and good will as an entirety, then and in that event the Company shall cause a notice thereof to be sent by first-class mail, postage prepaid, at least twenty (20) days prior to the date filed as a record date or the date of closing the transfer books in relation to such meeting, to each registered Holder of Chatfield Dean Warrants at such Holder's address appearing on the Chatfield Dean Warrant Register; but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such voluntary dissolution. If such notice shall have been so given and if such a voluntary dissolution shall be authorized at such meeting or any adjournment thereof, then from and after the date on which such voluntary dissolution shall have been duly authorized by the shareholders, the purchase rights represented by the Chatfield Dean Warrants and all other rights with respect thereto shall cease and terminate.

              (b) In the event the Company intends to make any distribution on its Common Stock (or other securities which may be issuable in lieu thereof upon the exercise of Chatfield Dean Warrants), including, without limitation, any such distribution to be made in connection with a consolidation or merger in which the Company is the continuing corporation, or to issue subscription rights or warrants to holders of its Common Stock, the Company shall cause a notice of its intention to make such distribution to be sent by first-class mail, postage prepaid, at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books in relation to such distribution, to each registered Holder of Chatfield Dean Warrants at such Holder's address appearing on the Chatfield Dean Warrant Register, but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such distribution.

         12. NOTICES. Any notice pursuant to this Agreement to be given or made by the Holder of any Chatfield Dean Warrant and/or the holder of any Share to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows or to such other address as the Company may designate by notice given in accordance with this Section 12, to the Holders of Chatfield Dean Warrants and/or the holders of Shares:

                   Branin Investments, Inc.
                   100 Maiden Lane, 17th Floor
                   New York, New York 10038
                   Attn:  Philip A. Herman

                   with a copy to:

                   Herzfeld & Rubin
                   40 Wall Street
                   New York, New York 1005
                   Attn:  Andrew Levinson, Esq.

              Notices or demands authorized by this Agreement to be given or made by the Company to or on the Holder of any Chatfield Dean Warrant and/or the holder of any Share shall be sufficiently given or made (except as otherwise provided in this Agreement) if sent by first-class mail, postage prepaid, addressed to such Holder or such holder of Shares at the address of such Holder or such holder of Shares as shown on the Chatfield Dean Warrant Register or the books of the Company, as the case may be.

         13. GOVERNING LAW. This Agreement and each Chatfield Dean Warrant issued hereunder shall be governed by and construed in accordance with the substantive laws of the State of New York. The Company hereby agrees to accept service of process by notice given to it pursuant to the provisions of Section 12.

         14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day, month and year first above written.


(Corporate Seal)
                                  NATIONS FLOORING, INC.



                                  By:
                                      ---------------------
                                       Name:
                                       Title:

Attest:




-----------------


(Corporate Seal)
                                  CHATFIELD DEAN & CO. INC.



                                  By:
                                      ---------------------
                                       Name:
                                       Title:


Attest:




-------------------

                                      EXHIBIT A


No.  ________                                                  ________ Warrants

                       VOID AFTER 5:00 P.M. NEW YORK CITY TIME

                                 ON __________, 2001

                                NATIONS FLOORING, INC.

                                 Warrant Certificate

         THIS CERTIFIES THAT for value received ______________ or registered assigns, is the owner of the number of warrants set forth above, each of which entitles the owner thereof to purchase at any time from __________ __, 199_, until 5:00 p.m., New York City time on __________ __, 200_,(the "Warrant Expiration Date"), one fully paid and nonassessable share of Common Stock, par value $.001 per share (the "Common Stock"), of NATIONS FLOORING, INC., a Delaware corporation (the "Company"), at the purchase price of $____ per share (the "Exercise Price") upon presentation and surrender of this Warrant Certificate with either the Form of Election to Purchase or Form of Cashless Exercise duly executed. The number of Warrants evidenced by this Warrant Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of the date of original issuance of the Warrants, based on the shares of Common Stock of the Company as constituted at such date. As provided in the Warrant Agreement referred to below, the Exercise Price and the number or kind of shares which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

         This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of an agreement dated as of _________ __, 199_ (the "Warrant Agreement") between the Company and Chatfield Dean & Co., Inc. which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, duties and immunities hereunder of the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company.

         This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such holder to purchase. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

         No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

         No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the holder of Common Stock, any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised and the shares shall have become deliverable as provided in the Warrant Agreement.

         If this Warrant shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other class of stock purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise until the date of the reopening of said transfer books.

         IN WITNESS WHEREOF, NATIONS FLOORING, INC. has caused the signature
(or facsimile signature) of its President and its Secretary to be printed hereon and its corporate seal (or facsimile) to be printed hereon.


Dated:  __________, 199_

                                  NATIONS FLOORING, INC.



                                  By:
                                      -------------------------
                                       Name:
                                       Title:


[Corporate Seal]

Attest:




-----------------------------
Name:
Title:  Secretary

                                       FORM OF
                                 ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Warrant Certificate in accordance with Section 4(a)(i) of the Warrant Agreement.)

TO: NATIONS FLOORING, INC.

         The undersigned hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such Warrants and payment of the Exercise Price therefor in accordance with Section 4(a)(i) of the Warrant Agreement and requests that certificates for such shares to be issued in the name of:

Please insert social security or other
         identifying number


--------------------------------------

--------------------------------------

              -----------------------------------------------------------------
                   (Please print name and address)


              -----------------------------------------------------------------
If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

Please insert social security number or other identifying number


--------------------------------------

--------------------------------------

         -----------------------------------------------------------------
                   (Please print name and address)


         -----------------------------------------------------------------

Dated:  ______________, 199_


                                  ------------------------------
                                            Signature

                                  (Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate)
Signature Guaranteed:

                              FORM OF CASHLESS EXERCISE

                    (To be executed if holder desires to exercise
                        the Warrant Certificate in accordance
                   with Section 4(a)(ii) of the Warrant Agreement)


TO: NATIONS FLOORING, INC.

    The undersigned hereby irrevocably elects a Cashless Exercise of the Warrants represented by this Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such Warrants in accordance with
Section 4(a)(ii) of the Warrant Agreement and requests that certificates for such shares be issued in the name of:

Please insert Social Security or
other identifying number


-----------------------------------

-----------------------------------

-------------------------------------------------------------------
                           (Please print name and address)


------------------------------------------------------------------
If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

Please insert Social Security or
other identifying number


-----------------------------------

-----------------------------------

-------------------------------------------------------------------
                           (Please print name and address)


-------------------------------------------------------------------
Dated:  __________, 199_


                             --------------------------------
                                        Signature

                             (Signature must conform in all
                             respects to name of holder as
                             specified on the back of this
                             Warrant Certificate)
Signature Guaranteed:

                                       FORM OF
                                      ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificates.)


         FOR VALUE RECEIVED, ________________________ hereby sells, assigns and transfers unto this Warrant Certificate, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ________________, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:   _______________, 199_


                                  Signature
                                            ------------------
Signature Guaranteed:


                                        NOTICE

         The signature of the foregoing Assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.